Exhibit 10.27

Ritchie Bros. Auctioneers (Canada) Ltd. 9500 Glenlyon Parkway, Burnaby, BC Canada v5j0c6
778.331.5500/ Fax 778.331.4628 rbauction.com

January 20, 2015

Todd Wohler

2638 Turkey Hill Road

Rockbridge Baths, VA

24473-2503

Dear Todd:

RE:	Amendment to Employment Agreement – Revised Start Date

We refer to the Employment Agreement (the “Agreement”) between yourself and Ritchie Bros. Auctioneers (Canada) Ltd. executed on January 6, 2015. This letter will reflect the parties agreement that the employment commencement date shall be January 26, 2015, rather than March 1, 2015 as originally set forth in section 1.d. of the Agreement, and section 1.d. of the Agreement is hereby amended accordingly.

Sincerely,

RITCHIE BROS. AUCTIONEERS (CANADA) LTD.

/s/ Darren Watt
Darren Watt
General Counsel

ACKNOWLEDGED AND AGREED this 20 day of January, 2015.

/s/ Todd Wohler
Todd Wohler